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Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

6 June 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 517,000 ordinary shares were allotted on 5 June 2003 as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS) and/or the General Management Share Option Plan (GMSOP). The exercise prices for these options were in the range $9.53–$9.56 (317,000 @ $9.53 and 200,000 @ $9.56).

        317,000 of these shares rank pari passu with all other ordinary shares for future dividends. The balance of 200,000 are ex-dividend until after the next record date in June 2003 and listing will be sought shortly after that date. The balance of

        Paid up capital is now 1,771,960,686 fully paid ordinary shares.

        Quoted capital is now 1,770,762,686 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

11 June 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 654,000 ordinary shares were allotted on 10 June 2003 as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme and the 1999 Chief Executive Share Option Agreement. The exercise prices for these options were in the range $9.53–$10.829 (29,000 @ $9.53 and 625,000 @ $10.829).

        The shares rank pari passu with all other ordinary shares for future dividends.

        Paid up capital is now 1,772,614,686 fully paid ordinary shares.

        Quoted capital will now be 1,771,416,686 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

11 June 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 511,503 ordinary shares were allotted today as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme and/or the General Management Share Option Plan. The exercise prices for these options were in the range $9.53–$14.65 (104,000 @ $9.53, 72,329 @ $13.26 and 70,174 @ $14.65).

        371,503 of these shares rank pari passu with all other ordinary shares for future dividends. The balance of 140,000 are ex-dividend until after the next record date in June 2003 and listing will be sought shortly after that date.

        Paid up capital is now 1,773,126,189 fully paid ordinary shares.

        Quoted capital is now 1,771,788,189 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

24 June 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 183,245 ordinary shares were allotted on 19 June 2003 as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan. The exercise prices for these options were in the range nil–$9.99 (70,000 @ $9.53, 13,000 @ $9.57, 50,000 @ $9.99 and 245 @ $0.00).

        All of these shares rank pari passu with all other ordinary shares for future dividends.

        Paid up capital is now 1,773,309, 434 fully paid ordinary shares.

        Quoted capital is now 1,771,971,434 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

30 June 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 20,182 ordinary shares were allotted on Friday, 27 June 2003 as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and/or Westpac Performance Plan. The exercise prices for these options were in the range nil–$14.65 (7,443 @ $13.26, 12,110 @ $14.65, and 629 @ $0.00).

        All of these shares rank pari passu with all other ordinary shares for future dividends.

        Paid up capital is now 1,773,329,616 fully paid ordinary shares.

        Quoted capital is now 1,773,329,616 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

4 July 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 12,525,670 ordinary shares were allotted today under the Westpac Dividend Reinvestment Plan.

        These shares rank pari passu with all other ordinary shares for future dividends.

        Paid up capital is now 1,785,973,629 fully paid ordinary shares.

        Quoted capital is now 1,785,948,629 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Faqcsimile: (61 2) 9226 1880

4 July 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        A total of 118,343 ordinary shares were allotted yesterday as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and /or Westpac Performance Plan. The exercise prices for these options were in the range $9.53—$14.65 (51,000 @ $9.53; 25,000 @ $9.56; 22,329 @$13.26; and 14,425@ $14.65).

        93,343 of these shares rank pari passu with all other ordinary shares for future dividends. The balance of 25,000 are ex-dividend until after the next record date in November 2003 and listing will be sought shortly after that date.

        Paid up capital is now 1,773,447,959 fully paid ordinary shares.

        Quoted capital is now 1,773,422,959 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Faqcsimile: (61 2) 9226 1880

29 July 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        55,000 ordinary shares were allotted on 11 July 2003 and a further 54,000 ordinary shares were allotted on 25 July 2003 as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and /or Westpac Performance Plan. The exercise price for these options was $9.53. This notification is late due to an administrative oversight.

        All of these shares rank pari passu with all other ordinary shares for future dividends.

        Paid up capital is now 1,786,082,629 fully paid ordinary shares.

        Quoted capital is now 1,786,057,629 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Faqcsimile: (61 2) 9226 1880

1 August 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

ISSUE OF SHARES PURSUANT TO EXERCISE OF EMPLOYEE SHARE PLAN OPTIONS

        86,000 ordinary shares were allotted today as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and /or Westpac Performance Plan. The exercise prices for these options was in the range $9.53—$9.56 (61,000 @ $9.53 and 25,000 @ $9.56).

        61,000 of these shares rank pari passu with all other ordinary shares for future dividends. The balance of 25,000 are ex-dividend until after the next record date in November 2003, and listing will be sought shortly after that date.

        Paid up capital is now 1,786,168,629 fully paid ordinary shares.

        Quoted capital is now 1,786,118,629 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Faqcsimile: (61 2) 9226 1880

12 August 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan options

        575,110 ordinary shares were allotted on 8 August 2003 as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and /or Westpac Performance Plan. The exercise prices for these options was in the range $9.53—$13.32 (76,000 @ $9.53, 65,000 @ $9.56, 100,000 @ $9.57, and 334,110 @ $13.32).

        510,110 of these shares rank pari passu with all other ordinary shares for future dividends. The balance of 65,000 are ex-dividend until after the next record date in November 2003, and listing will be sought shortly after that date.

        Paid up capital is now 1,786,743,739 fully paid ordinary shares.

        Quoted capital is now 1,786,628,739 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Faqcsimile: (61 2) 9226 1880

21 August 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan options

        110,000 ordinary shares were allotted today as a consequence of the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme, the General Management Share Option Plan and /or Westpac Performance Plan. The exercise prices for these options was in the range $9.53—$9.56 (35,000 @ $9.53 and 75,000 @ $14.70).

        All of these shares rank pari passu with all other ordinary shares for future dividends.

        Paid up capital is now 1,786,938,739 fully paid ordinary shares.

        Quoted capital is now 1,786,803,739 fully paid ordinary shares.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

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  Exhibit 2